EXHIBIT 5.0
                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010
                                  410-539-2530                     WASHINGTON
                               FAX: 410-539-0489                    NEW YORK
                                                                  PHILADELPHIA
                                                                     EASTON




                                October 14, 1999


RWD Technologies, Inc.
10480 Little Patuxent Parkway
Suite 1200
Columbia, Maryland 21044

Ladies and Gentlemen:

         We have acted as counsel for RWD Technologies, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Form S-8 Registration Statement (the "Registration Statement") registering 300,000 shares of Common Stock, par value $.10 per share, issuable pursuant to the exercise of stock options granted under the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (the "Plan") (shares registered under the Plan pursuant to the Registration Statement referred to as the "Plan Shares").

         We have examined copies of the Company's Articles of Amendment and Restatement of the Charter, Amended and Restated By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         The opinion set forth herein is limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.
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         We hereby  consent to the filing of this  opinion as Exhibit 5.0 to the
Registration Statement.

                                       Very truly yours,

                                       /s/ Piper & Marbury L.L.P.


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